Exhibit 99.1

Lifetime Brands Reports Fourth Quarter 2013 Financial Results

Income from Operations Increases 14.1% on 6.5% Sales Gain

GARDEN CITY, NY, March 13, 2014 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global provider of branded kitchenware, tableware and other products used in the home, today reported its financial results for the fourth quarter and year ended December 31, 2013.

Fourth Quarter Financial Highlights:

•	Consolidated net sales were $164.9 million in the quarter ended December 31, 2013; an increase of $10.1 million, or 6.5%, as compared to consolidated net sales of $154.8 million for the corresponding period in 2012. Consolidated net sales in the 2013 period included $7.3 million of net sales from Fred® & Friends, which was acquired in December 2012.

•	Gross margin was $63.3 million, or 38.4%, in the quarter ended December 31, 2013 as compared to $56.0 million, or 36.2%, for the corresponding period in 2012.

•	Income from operations was $16.6 million, as compared to $14.5 million in the prior year’s quarter.

•	Net income was $9.4 million, or $0.72 per diluted share, in the quarter ended December 31, 2013, as compared to net income of $15.2 million, or $1.19 per diluted share, in the corresponding period in 2012.

•	Adjusted net income was $10.0 million, or $0.76 per diluted share, in the quarter ended December 31, 2013, as compared to adjusted net income of $8.7 million, or $0.67 per diluted share, in the corresponding period in 2012.

•	Consolidated EBITDA was $21.0 million, equal to 12.7% of consolidated net sales, in the quarter ended December 31, 2013, as compared to $17.9 million, or 11.5% of consolidated net sales, for the corresponding 2012 period.

•	Equity in earnings, net of taxes, was $332,000 for the three months ended December 31, 2013, as compared to equity in earnings of $4.5 million for the three months ended December 31, 2012.

Full Year Financial Highlights:

•	Consolidated net sales were $502.7 million in the year ended December 31, 2013; an increase of $15.9 million, or 3.3%, as compared to consolidated net sales of $486.8 million for the corresponding period in 2012. Consolidated net sales in the 2013 period included $19.5 million of net sales from Fred® & Friends, which was acquired in December 2012.

•	Gross margin was $187.3 million, or 37.2%, in the year ended December 31, 2013 as compared to $176.8 million, or 36.3%, for the corresponding period in 2012.

•	Income from operations was $28.2 million, as compared to $27.3 million in the prior year.

•	Net income was $9.3 million, or $0.71 per diluted share, in the year ended December 31, 2013, as compared to net income of $20.9 million, or $1.64 per diluted share, in the corresponding period in 2012.

•	Adjusted net income was $14.5 million, or $1.11 per diluted share, in the year ended December 31, 2013, as compared to adjusted net income of $16.2 million, or $1.26 per diluted share, in the corresponding period in 2012.

•	Consolidated EBITDA was $43.5 million in the year ended December 31, 2013, as compared to $41.2 million for the corresponding 2012 period.

•	Equity in losses, net of taxes, was $4.8 million (including a charge of $5.0 million, net of tax, for the reduction in the fair value of the Company’s investment in Grupo Vasconia SAB) for the year ended December 31, 2013, as compared to equity in earnings of $6.1 (including a gain of $4.1 million, net of taxes, for a bargain purchase gain) million for the year ended December 31, 2012.

Jeffrey Siegel, Lifetime’s Chairman and Chief Executive Officer, commented,

Lifetime’s results for 2013 were affected by a number of factors that masked fundamental improvements in our operating model and which we believe have positioned the Company to achieve substantially higher sales and earnings in the years ahead. Among these negative factors were a struggling U.S. economy, as evidenced by weak growth in disposable personal income and personal consumption expenditures; the imposition of higher duties on ceramic products by the European Union; a write-down in the fair value of our investment in Grupo Vasconia SAB to the market price at September 30, 2013; overall weakness in the Mexican economy that affected Grupo Vasconia’s performance and greater-than-expected expenses in connection with Grupo Vasconia’s integration of Almexa, the aluminum company it acquired in 2012.

Despite these challenges, consolidated net sales grew by 3.3%. This growth was driven by the addition of Fred® & Friends and increases in our core U.S. kitchenware categories, offset by decreases in our U.S. tableware businesses and at Creative Tops, our U.K. subsidiary, due to the impact of the higher duties on ceramic products.

For 2014, we believe that an improving U.S. economy, together with a significant number of major new product initiatives, should provide for further growth in our kitchenware business. This month, we will introduce a large number of new products and ten new brands at The International Home + Housewares Show.

In Europe, net sales of Creative Tops increased in the fourth quarter of 2013 over the same period in 2012, and we foresee continued improvement in 2014, as the U.K. economy continues to improve and as customers adjust to the increased pricing resulting from higher duty rates.

In Asia, Lifetime has received a trading license in China and will become a supplier of kitchenware products to Walmart stores in China, beginning in the second half of the year.

Our Partner Companies in Brazil, Canada and Mexico are well-positioned to improve their performance over the prior year.

Lifetime QM™, our unique quality management system, will be fully implemented by mid-year and its impact should begin to be reflected in our financial results in the second half of the year.

Lifetime’s growth in 2014 also should benefit from three acquisitions that we completed early in 2014. In January, we acquired Kitchen Craft, a leading supplier of kitchenware products and accessories in the U.K.; in February, we acquired the business and certain assets of Built NY, a designer and distributor of brightly colored, uniquely patterned Neoprene products, including bags, totes, cases and sleeves; and in March, we purchased the business and certain assets of La Cafetière, a supplier of products to brew and serve coffee and tea. Together, we believe these acquisitions have the potential to add approximately $100 million in net sales and significantly to increase the Company’s net income and earnings per share in 2014.

On March 11, 2014, the Board of Directors declared a cash dividend of $0.0375 per share payable on May 15, 2014 to shareholders of record on May 1, 2014.

Conference Call

The Company has scheduled a conference call for Thursday, March 13, 2014 at 11:00 a.m. ET. The dial-in number for the conference call is (866) 515-2912 or (617) 399-5126 passcode #95870367. A replay of the call will also be available through Sunday, March 16, 2014 and can be accessed by dialing (888) 286-8010 or (617) 801-6888, conference ID #64323408. A live webcast of the conference call will be broadcast in the Investor Relations section of the Company’s web site, www.lifetimebrands.com. For those who cannot listen to the live broadcast, an audio replay of the call will also be available on the site.

Non-GAAP Financial Measures

This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate comparison of the Company’s operating performance. Management uses this non-GAAP information as an indicator of business performance. These non-GAAP measures should be viewed as a supplement to, and not a substitute for, GAAP measures of performance.

Forward-Looking Statements

In this press release, the use of the words “believe,” “could,” “expect,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements that represent the Company’s current judgment about possible future events. The Company believes these judgments are reasonable, but these statements are not guarantees of any events or financial results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; changes in demand for the Company’s products; shortages of and price volatility for certain commodities; significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and an appropriate level of debt.

Lifetime Brands, Inc.

Lifetime Brands is a leading global provider of kitchenware, tableware and other products used in the home. The Company markets its products under such well-known kitchenware brands as Farberware®, KitchenAid®, Cuisine de France®, Fred® & Friends, Guy Fieri®, Kitchen Craft®, Kizmos™, Misto®, Mossy Oak®, Pedrini®, Sabatier®, Savora™ and Vasconia®; respected tableware brands such as Mikasa®, Pfaltzgraff®, Creative Tops®, Gorham®, International® Silver, Kirk Stieff®, Sasaki®, Towle® Silversmiths, Tuttle®, Wallace®, V&A® and Royal Botanic Gardens Kew®; and home solutions brands, including Kamenstein®, Bombay®, BUILT®, Debbie Meyer® and Design for Living™. The Company also provides exclusive private label products to leading retailers worldwide.

The Company’s corporate website is www.lifetimebrands.com.

Contacts:

Lifetime Brands, Inc.	Lippert/Heilshorn & Assoc.
Laurence Winoker, Chief Financial Officer	Harriet Fried, SVP
516-203-3590	212-838-3777
investor.relations@lifetimebrands.com	hfried@lhai.com

LIFETIME BRANDS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands - except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net sales	$164,859	$154,812	$502,721	$486,842

Cost of sales	101,542	98,767	315,459	310,054

Gross margin	63,317	56,045	187,262	176,788

Distribution expenses	12,875	12,103	44,364	44,046
Selling, general and administrative expenses	33,846	29,403	114,345	104,338
Restructuring expenses	—	—	367	—
Intangible asset impairment	—	—	—	1,069

Income from operations	16,596	14,539	28,186	27,335

Interest expense	(1,256)	(1,254)	(4,847)	(5,898)
Loss on early retirement of debt	(102)	—	(102)	(1,363)

Income before income taxes and equity in earnings	15,238	13,285	23,237	20,074

Income tax provision	(6,182)	(2,596)	(9,175)	(5,208)
Equity in earnings (losses), net of taxes	332	4,465	(4,781)	6,081

NET INCOME	$9,388	$15,154	$9,281	$20,947

BASIC INCOME PER COMMON SHARE	$0.73	$1.21	$0.73	$1.67

DILUTED INCOME PER COMMON SHARE	$0.72	$1.19	$0.71	$1.64

LIFETIME BRANDS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands - except share data)

	December 31,
	2013	2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,947	$1,871
Accounts receivable, less allowances of $5,209 at December 31, 2013 and $3,996 at December 31, 2012	87,217	97,369
Inventory	112,791	104,584
Prepaid expenses and other current assets	5,781	5,393
Deferred income taxes	3,940	3,542

TOTAL CURRENT ASSETS	214,676	212,759
PROPERTY AND EQUIPMENT, net	27,698	31,646
INVESTMENTS	36,948	43,685
INTANGIBLE ASSETS, net	55,149	57,842
OTHER ASSETS	2,268	2,865

TOTAL ASSETS	$336,739	$348,797

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Revolving Credit Facility	$—	$7,000
Current maturity of Senior Secured Term Loan	3,937	4,375
Accounts payable	21,426	18,555
Accrued expenses	41,095	33,354
Income taxes payable	3,460	3,615

TOTAL CURRENT LIABILITIES	69,918	66,899

DEFERRED RENT & OTHER LONG-TERM LIABILITIES	18,644	21,565
DEFERRED INCOME TAXES	1,777	3,510
REVOLVING CREDIT FACILITY	49,231	53,968
SENIOR SECURED TERM LOAN	16,688	30,625

STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $.01 par value, shares authorized: 25,000,000; shares issued and outstanding: 12,777,407 at December 31, 2013 and 12,754,467 at December 31, 2012	128	128
Paid-in capital	146,273	142,489
Retained earnings	38,224	33,849
Accumulated other comprehensive loss	(4,144)	(4,236)

TOTAL STOCKHOLDERS’ EQUITY	180,481	172,230

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$336,739	$348,797

LIFETIME BRANDS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year ended December 31,
	2013	2012
OPERATING ACTIVITIES
Net income	$9,281	$20,947
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	139	123
Depreciation and amortization	10,415	9,324
Deferred rent	(962)	(668)
Deferred income taxes	(2,275)	(3,011)
Stock compensation expense	2,881	2,793
Undistributed equity earnings	5,354	(5,665)
Intangible asset impairment	—	1,069
Loss on early retirement of debt	(102)	1,363

Changes in operating assets and liabilities (excluding the effects of business acquisitions)

Accounts receivable	10,099	(14,741)
Inventory	(8,207)	9,694
Prepaid expenses, other current assets and other assets	498	120
Accounts payable, accrued expenses and other liabilities	9,345	(166)
Income taxes payable	(154)	1,515

NET CASH PROVIDED BY OPERATING ACTIVITIES	36,312	22,697

INVESTING ACTIVITIES
Purchases of property and equipment	(3,842)	(4,955)
Equity investments	—	(2,765)
Business acquisition, net of cash acquired	—	(14,500)
Net proceeds from sale of property	11	27

NET CASH USED IN INVESTING ACTIVITIES	(3,831)	(22,193)

FINANCING ACTIVITIES
Proceeds from Revolving Credit Facility	220,222	183,600
Repayments from Revolving Credit Facility	(231,959)	(180,257)
Proceeds from Senior Secured Term Loan	—	35,000
Repayments from Senior Secured Term Loan	(14,375)	—
Repayments of Term Loan	—	(40,000)
Payments for stock repurchase	(3,229)	—
Cash dividends paid	(1,515)	(1,249)
Proceeds from the exercise of stock options	1,217	577
Excess tax benefits from stock options, net	(310)	150

NET CASH PROVIDED BY FINANCING ACTIVITIES	(29,949)	(2,179)

Effect of foreign exchange on cash	544	574

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,076	(1,101)

Cash and cash equivalents at beginning of year	1,871	2,972

CASH AND CASH EQUIVALENTS AT END OF YEAR	$4,947	$1,871

LIFETIME BRANDS, INC.

Supplemental Information

Reconciliation of GAAP to Non-GAAP Operating Results

(In thousands)

Consolidated EBITDA:

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(in thousands)
Net income as reported	$9,388	$15,154	$9,281	$20,947
Subtract out:
Undistributed equity (earnings) losses, net	(332)	(4,464)	5,354	(5,665)
Add back:
Income tax provision	6,182	2,596	9,175	5,208
Interest expense	1,256	1,254	4,847	5,898
Depreciation and amortization	2,708	2,446	10,415	9,324
Stock compensation expense	750	662	2,881	2,793
Loss on early retirement of debt	102	—	102	1,363
Intangible asset impairment	—	—	—	1,069
Restructuring expenses	—	—	367	—
Permitted acquisition related expenses	957	220	1,056	305

Consolidated EBITDA	$21,011	$17,868	$43,478	$41,242

Adjusted Net Income and Adjusted Diluted Income Per Share:

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(in thousands)
Net income as reported	$9,388	$15,154	$9,281	$20,947
Adjustments:
Bargain purchase gain in equity in earnings, net of tax	—	(4,112)	—	(4,112)
Tax benefit recorded in equity in earnings	—	(1,116)	—	(1,116)
Impairment of Grupo Vasconia investment, net of tax	—	1,336	5,040	1,336
Grupo Vasconia recovery of value-added taxes	—	—	(740)	—
Intangible asset impairment, net of tax	—	—	—	645
Loss on early retirement of debt, net of tax	61	—	61	822
Retirement benefit obligation expense, net of tax	—	—	—	268
Acquisition related expenses, net of tax	574	135	634	188
Restructuring expenses, net of tax	—	—	220	—
Reduction of deferred tax liability related to prior year	—	(2,283)	—	(2,283)
Normalized tax provision on reported income	—	(435)	—	(539)

Adjusted net income	$10,023	$8,679	$14,496	$16,156

Adjusted diluted income per share	$0.76	$0.67	$1.11	$1.26